Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated October 22, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in iShares Trust’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 18, 2025

Appendix A

iShares Trust

1.	iShares Climate Conscious & Transition MSCI USA ETF
2.	iShares Currency Hedged MSCI Eurozone ETF
3.	iShares Currency Hedged MSCI Japan ETF
4.	iShares ESG Advanced MSCI EAFE ETF
5.	iShares ESG Advanced MSCI EM ETF
6.	iShares ESG Advanced MSCI USA ETF
7.	iShares ESG Aware MSCI EAFE ETF
8.	iShares ESG Aware MSCI USA ETF
9.	iShares ESG Aware MSCI USA Growth ETF
10.	iShares ESG Aware MSCI USA Small-Cap ETF
11.	iShares ESG Aware MSCI USA Value ETF
12.	iShares ESG MSCI EM Leaders ETF
13.	iShares ESG MSCI USA Leaders ETF
14.	iShares MSCI Brazil Small-Cap ETF
15.	iShares MSCI China ETF
16.	iShares MSCI China Multisector Tech ETF
17.	iShares MSCI China Small-Cap ETF
18.	iShares MSCI Denmark ETF
19.	iShares MSCI Emerging Markets Quality Factor ETF
20.	iShares MSCI Emerging Markets Value Factor ETF
21.	iShares MSCI Finland ETF
22.	iShares MSCI Global Quality Factor ETF
23.	iShares MSCI Global Sustainable Development Goals ETF
24.	iShares MSCI India ETF
25.	iShares MSCI India Small-Cap ETF
26.	iShares MSCI Indonesia ETF
27.	iShares MSCI Ireland ETF
28.	iShares MSCI Japan Value ETF
29.	iShares MSCI Kuwait ETF
30.	iShares MSCI New Zealand ETF
31.	iShares MSCI Norway ETF
32.	iShares MSCI Peru and Global Exposure ETF
33.	iShares MSCI Philippines ETF
34.	iShares MSCI Poland ETF
35.	iShares MSCI Qatar ETF
36.	iShares MSCI Saudi Arabia ETF
37.	iShares MSCI UAE ETF
38.	iShares MSCI United Kingdom ETF
39.	iShares MSCI United Kingdom Small-Cap ETF
40.	iShares MSCI World Small-Cap ETF
41.	iShares Paris-Aligned Climate Optimized MSCI USA ETF
42.	iShares Paris-Aligned Climate Optimized MSCI World ex USA ETF

2